Exhibit 99.1

Toast Announces Fourth Quarter and Full Year 2024 Financial Results

Added a record 28,000 net locations in 2024, ending the year with approximately 134,000 Locations
Annualized recurring run-rate (ARR) increased 34% to over $1.6 billion as of December 31, 2024
Fourth quarter net income was $33 million and Adjusted EBITDA was $111 million
Full year 2024 net income was $19 million and Adjusted EBITDA was $373 million

BOSTON, MA – February 19, 2025 – Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today reported financial results for the fourth quarter and full year ended December 31, 2024.

“Toast had a strong close to 2024, capping off a transformational year where we added a record 28,000 net locations, grew our recurring gross profit streams1 34%, delivered Adjusted EBITDA of $373 million, and achieved our first year of GAAP profitability,” said Toast CEO and Co-Founder Aman Narang. “Our record location adds show the momentum with our core customer base, and the positive signals across our newer customer groups: enterprise, international and food and beverage retail. In 2025, we’ll accelerate our efforts across these new addressable markets and continue to further differentiate our platform. We’re well on our way to our ultimate goal: serving many multiples of the 134,000 locations we do today, and delivering durable growth and strong profitability over the long term.”

Financial Highlights for the Fourth Quarter of 2024

•ARR as of December 31, 2024 was $1.6 billion, up 34% year over year.
•Total Locations increased 26% year over year to approximately 134,000.
•Gross Payment Volume (GPV) increased 25% year over year to $42.2 billion.
•GAAP subscription services and financial technology solutions gross profit was up 40% year over year to $378 million. Non-GAAP subscription services and financial technology solutions gross profit grew 39% year over year to $392 million.
•GAAP income from operations was $32 million in Q4 2024 compared to GAAP loss from operations of $(56) million in Q4 2023.
•GAAP net income was $33 million in Q4 2024 compared to GAAP net loss of $(36) million in Q4 2023. Adjusted EBITDA was $111 million in Q4 2024 compared to Adjusted EBITDA of $29 million in Q4 2023.
•Net cash provided by operating activities of $147 million and Free Cash Flow of $134 million in Q4 2024, compared to net cash provided by operating activities of $92 million and Free Cash Flow of $81 million in Q4 2023.

Financial Highlights for the Full Year 2024

•GPV for the full year 2024 increased 26% year over year to $159.1 billion.
•GAAP subscription services and financial technology solutions gross profit was up 34% year over year to $1.4 billion. Non-GAAP subscription services and financial technology solutions gross profit grew 34% year over year to $1.4 billion.
•GAAP income from operations was $16 million in full year 2024 compared to GAAP loss from operations of $(287) million in full year 2023.
•GAAP net income was $19 million in full year 2024 compared to GAAP net loss of $(246) million in full year 2023. Adjusted EBITDA was $373 million in full year 2024 compared to Adjusted EBITDA of $61 million in full year 2023.
•Net cash provided by operating activities of $360 million and Free Cash Flow of $306 million in full year 2024, compared to net cash provided by operating activities of $135 million and Free Cash Flow of $93 million in full year 2023.
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1 Toast considers Non-GAAP subscription services and financial technology solutions gross profit to be its recurring gross profit streams.

Percentages may not tie due to rounding. For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Non-GAAP Financial Measures” and “Key Business Metrics,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook(2)

For the first quarter ending March 31, 2025, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $385 million to $395 million (27-30% growth compared to Q1 2024)
•Adjusted EBITDA in the range of $100 million to $110 million

For the full year ending December 31, 2025, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $1,745 million to $1,765 million (23-25% growth compared to 2024)
•Adjusted EBITDA in the range of $510 million to $530 million

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.

Recent Business Highlights

•Toast announced an expanded partnership with Uber Technologies, Inc. (NYSE: UBER), giving restaurants increased choice, and their guests more food delivery options while helping restaurants reduce costs and expand their reach by leveraging Uber’s extensive delivery network.
•In 2024, Toast was proud to partner with more than one-third of the 2024 James Beard award-winning restaurants and over half of Michelin-rated U.S. restaurants.
•Toast has signed an agreement with Ascent Hospitality Management to implement Toast Enterprise Solutions at Perkins and Huddle House restaurants across an initial 500 locations, representing Toast’s largest full service restaurant group to-date. Additionally, Toast recently signed Mendocino Farms, a fast-casual restaurant group with over 70 locations in California, who looked to Toast as a strategic partner to help modernize store operations, streamline staff trainings, and support future growth plans.
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2 A reconciliation of these forward looking Non-GAAP measures to the corresponding GAAP measure is not available without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to the change in fair value of our warrant liability and stock-based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Wednesday, February 19, 2025. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a comprehensive platform of software as a service (SaaS) products and financial technology solutions that give restaurants everything they need to run their business across point of sale, payments, operations, digital ordering and delivery, marketing and loyalty, and team management. We serve as the restaurant operating system, connecting front of house and back of house operations across service models including dine-in, takeout, delivery, catering, and retail. Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.
Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations and future operating results; cash flows; guidance on financial results for the first fiscal quarter and full year of 2025; the expectations of demand for Toast’s products and growth of its business; the growth rates in the markets in which Toast competes; Toast’s investments in technology and infrastructure; arrangements between Toast and its customers, including the planned and future implementation of the Toast platform at such customers’ locations; Toast’s business relationship with its partners; Toast’s ability to deliver innovative solutions; Toast’s ability to attract and retain customers; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products and new markets.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ in Toast’s Annual Report on Form 10-K for the year ended December 31, 2023, Toast’s Annual Report on Form 10-K for the year ended December 31, 2024 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Subscription services	$200	$142	$706	$500
Financial technology solutions	1,090	851	4,053	3,189
Hardware and professional services	48	43	201	176
Total revenue	1,338	1,036	4,960	3,865
Costs of revenue:
Subscription services	60	48	219	166
Financial technology solutions	852	675	3,175	2,503
Hardware and professional services	92	86	371	357
Amortization of acquired intangible assets	1	1	5	5
Total costs of revenue	1,005	810	3,770	3,031
Gross profit	333	226	1,190	834
Operating expenses:
Sales and marketing	130	102	470	401
Research and development	93	94	351	358
General and administrative	78	86	307	362
Restructuring expenses	—	—	46	—
Total operating expenses	301	282	1,174	1,121
Income (loss) from operations	32	(56)	16	(287)
Other income (expense):
Interest income, net	13	10	42	37
Change in fair value of warrant liability	(11)	8	(49)	3
Other income (expense), net	(1)	3	13	3
Income (loss) before taxes	33	(35)	22	(244)
Income tax (expense) benefit	—	(1)	(3)	(2)
Net income (loss)	$33	$(36)	$19	$(246)
Net income (loss) per share attributable to common stockholders:
Basic	$0.06	$(0.07)	$0.03	$(0.46)
Diluted	$0.05	$(0.07)	$0.03	$(0.47)
Weighted-average shares used in computing net income (loss) per share:
Basic	569	541	559	532
Diluted	600	541	591	533

TOAST, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except for number of shares and par value)

	December 31,
	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$903	$605
Marketable securities	514	519
Accounts receivable, net	115	69
Inventories, net	118	118
Other current assets	325	259
Total current assets	1,975	1,570
Property and equipment, net	98	75
Operating lease right-of-use assets	25	36
Intangible assets, net	20	26
Goodwill	113	113
Restricted cash	59	55
Other non-current assets	118	83
Total non-current assets	433	388
Total assets	$2,408	$1,958
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$37	$32
Deferred revenue	59	39
Accrued expenses and other current liabilities	715	592
Total current liabilities	811	663
Warrants to purchase common stock	22	64
Operating lease liabilities, non-current	24	33
Other long-term liabilities	6	4
Total liabilities	863	764
Stockholders’ Equity:
Preferred stock - par value $0.000001; 100 million shares authorized, no shares issued or outstanding	—	—
Common stock, $0.000001 par value: Class A - 7,000 million shares authorized, 491 million and 429 million shares issued and outstanding as of December 31, 2024 and 2023, respectively; Class B - 700 million shares authorized, 81 million and 114 million shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Accumulated other comprehensive loss	(1)	—
Additional paid-in capital	3,150	2,817
Accumulated deficit	(1,604)	(1,623)
Total stockholders’ equity	1,545	1,194
Total liabilities and stockholders’ equity	$2,408	$1,958

TOAST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$33	$(36)	$19	$(246)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11	10	46	32
Stock-based compensation expense	60	71	253	277
Amortization of deferred contract acquisition costs	23	18	82	62
Change in fair value of warrant liability	11	(8)	49	(3)
Credit loss expense	20	20	70	64
Stock-based charitable contribution expense	—	—	5	10
Asset impairments	3	—	5	15
Gain on warrant extinguishment	—	—	(14)	—
Other non-cash items	(2)	(3)	(7)	(17)
Changes in operating assets and liabilities:
Accounts receivable, net	(18)	21	(72)	(3)
Other current assets	(4)	(5)	(15)	(12)
Deferred contract acquisition costs	(35)	(30)	(130)	(107)
Inventories, net	(12)	(20)	—	(7)
Accounts payable	6	4	5	1
Accrued expenses and other current liabilities	55	64	48	81
Deferred revenue	—	(11)	23	(5)
Operating lease right-of-use assets and operating lease liabilities, net	(3)	1	(4)	1
Other assets and liabilities	(1)	(4)	(3)	(8)
Net cash provided by operating activities	147	92	360	135
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	—	—	(9)
Capital expenditures	(13)	(11)	(54)	(42)
Purchases of marketable securities	(120)	(144)	(473)	(623)
Proceeds from the sale of marketable securities	46	12	126	35
Maturities of marketable securities	72	142	362	556
Other investing activities	—	—	—	(3)
Net cash used in investing activities	(15)	(1)	(39)	(86)
Cash flows from financing activities:
Proceeds from issuance of common stock	15	5	99	36
Change in customer funds obligations, net	(4)	—	36	27
Warrant repurchase	—	—	(61)	—
Repurchases of Class A common stock	—	—	(56)	—
Net cash provided by financing activities	11	5	18	63
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2)	1	(1)	—
Net increase (decrease) in cash, cash equivalents, cash held on behalf of customers and restricted cash	141	97	338	112
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	944	650	747	635
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$1,085	$747	$1,085	$747
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	$903	$605	$903	$605
Cash held on behalf of customers	123	87	123	87
Restricted cash	59	55	59	55
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$1,085	$747	$1,085	$747

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income, net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as restructuring and restructuring-related expenses, acquisition expenses, fair value adjustments on warrant liabilities, gain on warrant extinguishment, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable.

•Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit is defined as subscription services gross profit and financial technology solutions gross profit, adjusted to exclude stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Subscription Services Gross Profit is defined as subscription services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Hardware and Professional Services Gross Profit is defined as hardware and professional services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Non-Payments Financial Technology Solutions Gross Profit is defined as financial technology gross profit excluding payments financial technology gross profit.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses associated with early termination of leases (which includes associated asset impairments), and stock-based charitable contribution expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs (referred to as capital expenditures).

Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast’s financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives our financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate (“MRR”), is measured on the final day of each month as the sum of (i) Toast’s monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in Toast’s customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(dollars in billions)	2024	2023	% Growth	2024	2023	% Growth
Gross Payment Volume (GPV)	$42.2	$33.7	25%	$159.1	$126.1	26%

	As of December 31,
(dollars in millions)	2024	2023	% Growth
Payments Annualized Recurring Run-Rate	$794	$589	35%
Subscription Annualized Recurring Run-Rate	$832	$629	32%
Total Annualized Recurring Run-Rate (ARR)	$1,626	$1,218	34%

Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Net Income (Loss)	$33	$(36)	$19	$(246)
Stock-based compensation expense and related payroll tax	64	72	256	288
Depreciation and amortization	13	10	46	32
Interest income, net	(13)	(10)	(42)	(37)
Gain on warrant extinguishment	—	—	(14)	—
Change in fair value of warrant liability	11	(8)	49	(3)
Termination of leases	3	—	5	14
Stock-based charitable contribution expense	—	—	5	10
Restructuring and restructuring-related expenses(1)	—	—	46	—
Acquisition expenses	—	—	—	1
Income tax expense	—	1	3	2
Adjusted EBITDA	$111	$29	$373	$61
(1) Restructuring and restructuring-related expenses for the fiscal year ended December 31, 2024 include $32 million of severance benefits, $12 million of stock-based compensation expense, and $2 million of accelerated amortization related to facilities.

Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit (Non-GAAP)	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Gross profit (GAAP):
Subscription services	$140	$94	$487	$334
Financial technology solutions	238	176	878	686
Adjustments:
Stock-based compensation expense and related payroll tax	5	5	20	20
Depreciation and amortization	9	6	32	17
Non-GAAP subscription services and financial technology solutions gross profit (Non-GAAP)	$392	$281	$1,417	$1,057

Non-GAAP Costs of Revenue	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Costs of revenue	$1,005	$810	$3,770	$3,031
Stock-based compensation expense and related payroll tax	(11)	(12)	(44)	(46)
Depreciation and amortization	(10)	(7)	(37)	(23)
Non-GAAP costs of revenue	$984	$791	$3,689	$2,962

Non-GAAP Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Gross profit	$333	$226	$1,190	$834
Stock-based compensation expense and related payroll tax	11	12	44	46
Depreciation and amortization	10	7	37	23
Non-GAAP gross profit	$354	$245	$1,271	$903

Non-GAAP Subscription Services Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Subscription services gross profit	$140	$94	$487	$334
Stock-based compensation expense and related payroll tax	5	5	20	20
Depreciation and amortization	9	6	32	17
Non-GAAP subscription services gross profit	$154	$105	$539	$371

Non-GAAP Financial Technology Solutions Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Financial technology solutions gross profit	$238	$176	$878	$686
Stock-based compensation expense and related payroll tax	—	—	—	—
Depreciation and amortization	—	—	—	—
Non-GAAP financial technology solutions gross profit	$238	$176	$878	$686

Non-GAAP Hardware and Professional Services Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Hardware and professional services gross profit	$(44)	$(43)	$(170)	$(181)
Stock-based compensation expense and related payroll tax	6	7	23	26
Depreciation and amortization	—	—	2	1
Non-GAAP hardware and professional services gross profit	$(38)	$(36)	$(145)	$(154)

Non-GAAP Non-Payments Financial Technology Solutions Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Financial technology solutions gross profit	$238	$176	$878	$686
Payments financial technology solutions gross profit	(195)	(142)	(726)	(561)
Non-GAAP non-payments financial technology solutions gross profit	$43	$34	$152	$125

Non-GAAP Sales and Marketing Expenses	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Sales and marketing expenses	$130	$102	$470	$401
Stock-based compensation expense and related payroll tax	(15)	(15)	(58)	(61)
Depreciation and amortization	(1)	(1)	(3)	(3)
Non-GAAP sales and marketing expenses	$114	$86	$409	$337

Non-GAAP Research and Development Expenses	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Research and development expenses	$93	$94	$351	$358
Stock-based compensation expense and related payroll tax	(23)	(25)	(88)	(97)
Depreciation and amortization	(1)	(1)	(4)	(4)
Non-GAAP research and development expenses	$69	$68	$259	$257

Non-GAAP General and Administrative Expenses	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
General and administrative expenses	$78	$86	$307	$362
Stock-based compensation expense and related payroll tax	(15)	(20)	(66)	(84)
Depreciation and amortization	(1)	(1)	(2)	(2)
Acquisition expenses	—	—	—	(1)
Termination of leases	(3)	—	(5)	(14)
Stock-based charitable contribution expense	—	—	(5)	(10)
Non-GAAP general and administrative expenses	$59	$65	$229	$251

Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$147	$92	$360	$135
Capital expenditures	(13)	(11)	(54)	(42)
Free cash flow	$134	$81	$306	$93

Sums may not equal totals due to rounding.
TOST-FIN

Source: Toast